Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Able View Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

FORM F-4
(Form Type)

	Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share (1)	457(f)(1)	6,900,000	(1)	$10.34	(6)	$71,311,500	$0.0001102	$7,858.53
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share (1)	457(f)(1)	724,150	(1)(3)	$10.34	(6)	$7,484,090.25	$0.0001102	$824.75
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share (1)	457(f)(1)	7,241,500	(1)(4)	$10.34	(6)	$74,840,902.50	$0.0001102	$8,247.47
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share (1)	457(f)(1)	1,725,000	(1)	$10.34	(6)	$17,827,875	$0.0001102	$1,964.64
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share (1)	457(f)(1)	341,500	(1)	$10.34	(6)	$3,529,402.50	$0.0001102	$388.94
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share (1)	457(f)(2)	1,120,000		$4.24	(7)	$4,748,800	$0.0001102	$523.32
Fees to Be Paid	Warrants	—	—	7,241,500	(1)	—		—	$0.0001102	—
	Total Offering Amounts							$179,742,570.25	$0.0001102	$19,807.64
	Net Fee Due									$19,807.64

(1)	All securities being registered will be issued by Able View Global Inc., a Cayman Islands exempted company (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things, (a) Able View Corporation Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco, will merge with and into Hainan Manaslu Acquisition Corp., a Cayman Islands exempted company (“HMAC”), with HMAC surviving such merger as a direct wholly-owned subsidiary of Pubco (the “HMAC Merger”); (b) in the context of such HMAC Merger, all ordinary shares of HMAC (the “HMAC Ordinary Shares”) outstanding immediately prior to the HMAC Merger shall be exchanged for ordinary shares of Pubco (the “Pubco Ordinary Shares”); (c) all of the outstanding warrants of HMAC (“HMAC Warrants”), in each case, entitling the holder thereof to purchase one HMAC Ordinary Shares at an exercise price of $11.50, will be converted into the right to purchase one share of Pubco Ordinary Shares on substantially the same terms as the HMAC Warrants (the “Pubco Warrants”); (d) all of the outstanding rights of HMAC (“HMAC Rights”) will be canceled and converted into the number of Pubco Ordinary Shares that would have been received by the holders of thereof; and (e) Pubco will acquire all the issued and outstanding shares of Able View Inc., a Cayman Islands exempted company (the “Target”) and issue certain number of shares to each shareholder of the Target.

(2)	Calculated pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”) by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001102.

(3)	Represents (1) 690,000 Pubco Ordinary Shares in exchange for the cancellation of 6,900,000 HMAC Rights held by HMAC’s public rightholders; and (2) 34,150 Pubco Ordinary Shares in exchange for the cancellation of 341,500 HMAC Rights by HMAC’s sponsor.

(4)	Represents (1) 6,900,000 Pubco Ordinary Shares issuable upon exercise of the issuance of 6,900,000 Pubco Warrants in exchange for the HMAC Warrants held by public warrantholders; and (2) 341,500 Pubco Ordinary Shares issuable upon exercise of the issuance of 341,500 Pubco Warrants in exchange for the HMAC Warrants held by HMAC’s sponsor.

(5)	1,120,000 Pubco Ordinary Shares to be issued to Target’s financial consultant upon the completion of the business combination.

(6)	Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of the HMAC Ordinary Shares on the Nasdaq Capital Market as of March 13, 2023, within 5 business days prior to the date of filing of this registration statement.

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. The Target is a private company, no market exists for its securities. Therefore, the proposed maximum aggregate offering price per share is book value of the Target securities expected to be exchanged or cancelled in the Business Combination.